UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 4, 2020

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176

(State or other jurisdiction		(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts	02110

(Address of principal
executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2020, Ironwood Pharmaceuticals, Inc. (the “Company”) issued a press release containing an update on its recent business activities as well as those for the quarter ended September 30, 2020. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The press release attached as Exhibit 99.1 is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such document be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2020, the Company’s Board of Directors (the “Board”) voted to increase the number of directors from nine to ten and to appoint Alexander Denner, Ph.D., as a Class I director, effective November 9, 2020 (the “Effective Date”).  Dr. Denner’s term will expire at the Company’s 2021 annual meeting of stockholders. Dr. Denner also has been appointed to the Governance and Nominating Committee of the Board, effective on the Effective Date.

Consistent with the Company’s other non-employee directors, Dr. Denner is expected to participate in the Company’s Non-employee Director Compensation Policy (the “Policy”). In connection with his appointment and pursuant to the Policy, on the Effective Date, Dr. Denner is expected to receive restricted stock awards of (i) 12,258 shares of the Company’s Class A common stock, which shares are expected to vest in full on the date immediately preceding the date of the 2021 annual meeting of the Company’s stockholders, and (ii) 24,915 shares of the Company’s Class A common stock, which shares are expected to vest in three equal installments on the first three anniversaires of the Effective Date, each restricted stock award being subject to Dr. Denner’s continued service on the Board through the applicable vesting date. In addition, Dr. Denner is expected to enter into an indemnification agreement with the Company.

There is no arrangement or understanding between Dr. Denner and any other person pursuant to which Dr. Denner was selected as a director. Dr. Denner is not, and has not been since January 1, 2019, a participant in any transaction involving the Company, and Dr. Denner is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The full text of the press release issued in connection with the announcement of Dr. Denner’s appointment to the Board is attached as Exhibit 99.2 to this Current Report on Form 8-K.  The terms of the Policy and the indemnification agreement referenced above are described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2020 in connection with the Company’s 2020 annual meeting of stockholders, such descriptions being incorporated herein by reference and qualified in their entirety by the full text of the Policy and the form of indemnification agreement, which were filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 30, 2020 and Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (as amended) filed with the SEC on December 23, 2009, respectively.

This Current Report on Form 8-K contains forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about Dr. Denner’s appointment to the Company’s Board and Governance and Nominating Committee, as well as Dr. Denner’s anticipated participation in the Policy, receipt of restricted stock grants and entry into an indemnification agreement with the Company.  Each forward-looking statement is subject to risks and uncertainties that could cause actual events to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the possibility that Dr. Denner does not join the Board or the Governance and Nominating Committee on the anticipated Effective Date for any reason; that the Board and committee composition is other than as currently contemplated and the risks listed under the heading “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020, and in the Company’s subsequent SEC filings. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Ironwood Pharmaceuticals, Inc. Press Release dated November 5, 2020 regarding Third Quarter 2020 Results
99.2	Ironwood Pharmaceuticals, Inc. Press Release dated November 5, 2020 regarding Appointment to Board of Directors
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: November 5, 2020	By:	/s/ Gina Consylman
Name: Gina Consylman
Title: Senior Vice President, Chief Financial Officer